Exhibit 99.1

HUGHES ANNOUNCES ACTIONS TO FOCUS COMPANY ON HIGH-GROWTH SERVICE
BUSINESSES

Satellite Systems Operations Will Be Sold to Boeing in All Cash Transaction of $3.75 Billion

Company to Refocus Wireless Manufacturing Operations to Concentrate on Broadband Opportunities Expects $275 Million Charge to 4th Quarter 1999Earnings

Remaining Operations to be Structured in Two New Sectors Focused on Consumer Entertainment and Enterprise Communications

EL SEGUNDO, Calif., Jan. 13, 2000 - Hughes Electronics Corporation today announced major changes in its corporate structure and business mix that are designed to sharply focus the company's resources and management attention on its high-growth entertainment, information and business communications services businesses. Included in the actions are the sale of Hughes' satellite systems operations, a strategy to discontinue certain wireless manufacturing activities and focus on wireless broadband opportunities, and the appointment of two top-level executives to concentrate the company's service operations on two distinct customer groups - individual consumers, and business-to-business "enterprise" customers.

"These strategic moves accelerate the transformation of Hughes into a highly focused entertainment and data information services and distribution company," said Michael T. Smith, chairman and CEO of Hughes. "We will now be in a stronger position to fuel the growth of our high-growth service businesses, focus more intensely on customer needs, and devote resources to the integration of new broadband and interactive services."

Boeing to Acquire Satellite Systems Operations

In the first of the actions, Hughes and The Boeing Company today announced that Boeing will acquire the Hughes satellite systems businesses in an all-cash transaction of $3.75 billion.

Included in the acquisition is Hughes Space and Communications Company, the world leader in communications satellites; Hughes Electron Dynamics, a leading supplier of electronic components for satellites; and Spectrolab, a premier provider of solar cells and panels for satellites. The units have a combined workforce of about 9,000employees, primarily in the Los Angeles area. The operations are expected to have 1999 revenues of $2.3 billion, and currently have a backlog of more than 36 satellites valued at more than $4 billion.

The transaction is subject to regulatory and government review, and is expected to close by mid-year.

This acquisition will allow Boeing to take a significant step forward in executing its strategic vision of becoming an industry leader in integrated space and airborne information systems. The Hughes satellite business, coupled with Boeing's already strong large-scale systems integration capabilities, will enable Boeing to offer unparalleled integrated space, air and terrestrial information and communications systems to its customers. Boeing anticipates substantial growth in these large, complex systems that are often referred to as "systems of systems" in both the commercial and government markets.

"Vast talent and expertise resides within the Hughes satellite manufacturing companies, and this move significantly strengthens the position of both the Boeing and Hughes space businesses, which are highly complementary," Smith said.

Also as a result of the transaction, Hughes will become one of Boeing's largest customers, with contracts in place for five HS 601 HP satellites for PanAmSat and DIRECTV(R), and five HS 702 satellites for PanAmSat and the new Hughes SpacewayTM broadband system.

Wireless Manufacturing Reduced; Investment Shifted to Broadband

At the same time, Hughes announced plans to narrow the focus of its wireless business at Hughes Network Systems (HNS), located in Germantown, Maryland. As a result of this decision, HNS' wireless business will focus on its leading broadband point-to-multipoint product line and discontinue its mobile cellular and narrow band local loop product lines. HNS will fulfill its outstanding contractual obligations for these discontinued product lines. Resulting from these actions, Hughes will record a fourth quarter pre-tax charge of approximately $275 million.

Operations Consolidated to Focus on Customers


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Additionally,  Smith  announced  the promotion of two  executives  who will help consolidate all operations of the company in alignment with their customer focus -individual consumers and enterprise customers.

Eddy W. Hartenstein, Corporate Senior Vice President of Hughes and President, DIRECTV, is promoted to Corporate Senior Executive Vice President of the Hughes Consumer Sector, which will include DIRECTV, Galaxy Latin AmericaTM, DIRECTV Japan, and the consumer marketing applications of DirecPC(R) and SpacewayTM. He will be headquartered at the corporate offices in El Segundo, California.


Jack A. Shaw, Corporate Executive Vice President of Hughes and Chairman and CEO of Hughes Network Systems, is promoted to Corporate Senior Executive Vice President of the Hughes Enterprise Sector, which will include Hughes Network Systems, PanAmSat, and the enterprise applications of DirecPC and Spaceway. He will also be headquartered at the corporate offices. Shaw will be succeeded by Pradman Kaul, who is promoted to Chairman and CEO of Hughes Network Systems.

1999 Earnings Guidance Offered to Reflect Wireless Charge

Hughes expects the impact to fourth quarter 1999 earnings per share (EPS) from the one-time HNS Wireless charge to be a loss of approximately $0.40 per share. As a result, Hughes anticipates reporting a loss per share of $0.58 to $0.60 for the quarter. Excluding the charge, Hughes expects its fourth quarter 1999 EPS to exceed the analysts' consensus, due to the company's strong EBITDA1 performance. The analysts' consensus anticipates a loss per share of $0.28.

Hughes: A World Leader in Communications Services

Hughes is a world leader in the communications services industry, with each of its units - DIRECTV, PanAmSat and Hughes Network Systems - commanding a leadership position in the market that it serves.


DIRECTV is the world's largest direct-to-home provider of digital entertainment programming, with more than 9 million subscribers worldwide. DIRECTV has more than 8 million subscribers in the United States, including customers of PRIMESTAR by DIRECTV, and in 1999 acquired a record 1.6 million net new subscribers, a 39percent increase over the previous record year of 1998. In 1999, DIRECTV began offering local channels and this year will roll out new interactive and enhanced television services through alliances with companies including America Online (AOL), Wink, TiVo and others. With more than 800,000 subscribers, Galaxy Latin America, a 78-percent Hughes-owned partnership with the Cisneros Group of Companies of Venezuela, is the leading provider of direct-to-home television in Latin America, having posted three successive record months of new subscriber growth.

PanAmSat Corporation, which is 81-percent owned by Hughes, is the world's largest commercial operator of communications satellites and has a customer base that includes the world's premier entertainment, communications and Internet companies. PanAmSat recently expanded its capacity with the December 21, 1999 launch of a Hughes 702 satellite, and plans further expansion by launching six additional satellites by early 2001.

Hughes Network Systems is the world's leading provider of enterprise satellite-based private communications networks, with a broad, internationally based range of customers including major oil companies, retailers and manufacturers. Its DirecPC business, offering high-speed broadband Internet service, will launch a joint service with AOL later this year to provide premier "AOL Plus Via DirecPC" to Internet users. Hughes Network Systems will also launch Spaceway, a two-way, interactive broadband service offering high-speed data communications, beginning in 2002.

The earnings of Hughes Electronics, a unit of General Motors Corporation, are used to calculate the earnings per share attributable to the General Motors Class H common stock (NYSE:GMH). Visit Hughes on the World Wide Web at www.hughes.com.


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NOTE: Hughes  Electronics  Corporation  believes that certain statements in this press release may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimate," "plan," "project," "anticipate," "expect," "intend," "outlook," "believe," and other similar expressions are intended to identify forward-looking statements and information. Actual results of Hughes may differ materially from anticipated results as a result of certain risks and uncertainties, which include but are not limited to those associated with: economic conditions; demand for products and services, and market acceptance; government action; local political or economic developments in or affecting countries where we have international operations; our ability to obtain export licenses; competition; our ability to achieve cost reductions; technological risks; our ability to address the year 2000 issue; interruptions to production
attributable   to  causes   outside  our  control;   limitations  on  access  to
distribution channels; the success and timelines of satellite launches; the in-orbit performance of satellites; the ability of our customers to obtain financing; and our ability to access capital to maintain our financial flexibility. Hughes cautions that these important factors are not exclusive.
1 EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is the sum of operating profit (loss) and depreciation and amortization.